UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NANOSTRING TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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NANOSTRING TECHNOLOGIES, INC.

530 Fairview Avenue N, Suite 2000

Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:30 p.m. Pacific Daylight Time on Friday, July 18, 2014

TO THE HOLDERS OF COMMON STOCK

OF NANOSTRING TECHNOLOGIES, INC.:

The Annual Meeting of Stockholders of NanoString Technologies, Inc., a Delaware corporation, will be held on Friday, July 18, 2014, at 1:30 p.m. Pacific Daylight Time, at the Edgewater Hotel, 2411 Alaskan Way, Seattle, Washington 98121, for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect as Class I directors the two nominees named in this proxy statement to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of NanoString Technologies, Inc. has fixed the close of business on May 30, 2014 as the record date for the meeting. Only stockholders of record of our common stock on May 30, 2014 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

On or about June 6, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This proxy statement and our 2013 annual report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of NanoString Technologies, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.

By order of the Board of Directors,

R. Bradley Gray

President and Chief Executive Officer

Seattle, Washington

June 6, 2014

NANOSTRING TECHNOLOGIES, INC.

530 Fairview Avenue N, Suite 2000

Seattle, WA 98109

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, July 18, 2014 at 1:30 p.m. Pacific Daylight Time

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on July 18, 2014 and any postponements, adjournments or continuations thereof. The Annual Meeting will be held at the Edgewater Hotel, located at 2411 Alaskan Way, Seattle, Washington 98121, on July 18, 2014 at 1:30 p.m. Pacific Daylight Time. On or about June 6, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election as Class I directors the two nominees named in this proxy statement to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

•	any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends a vote:

•	FOR the two nominees named in this proxy statement for election as Class I directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Who is entitled to vote?

Holders of our common stock as of the close of business on May 30, 2014, the record date, may vote at the Annual Meeting. As of the record date, we had 18,066,627 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern time, on July 17, 2014 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call), until 11:59 p.m. Eastern time, on July 17, 2014;

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Corporate Secretary of NanoString Technologies, Inc., in writing, at the address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about June 6, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What is a quorum?

A quorum is the minimum number of shares required to be present at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•	Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Absent direction from you, your broker will not have discretion to vote on the election of directors.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within NanoString Technologies, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that NanoString Technologies, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

NanoString Technologies, Inc.

Attention: Investor Relations

530 Fairview Avenue N, Suite 2000

Seattle, WA 98109

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than February 6, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

NanoString Technologies, Inc.

Attention: Corporate Secretary

530 Fairview Avenue N, Suite 2000

Seattle, WA 98109

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than March 23, 2015; and

•	not later than the close of business on April 22, 2015.

In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2014 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of NanoString Technologies, Inc. at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “— Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Attending the Annual Meeting

Our annual meeting will be held on Friday, July 18, 2014, at 1:30 p.m. Pacific Daylight Time, at the Edgewater Hotel, 2411 Alaskan Way, Seattle, Washington 98121. Directions to the Edgewater Hotel are as follows:

From Southbound I-5: Take the Mercer Street Exit. Stay in the right-hand lane and turn right onto Fairview Ave. Follow the arterial as it takes you left at Daniel’s Broiler on the Valley Road. Continue straight, through the next light (Westlake Ave.) and the road turns to Broad Avenue. Continue up the hill past the Space Needle. Follow Broad down the hill until you reach the waterfront. At the waterfront, the road veers to the left and turns into Alaskan Way. The Edgwater Hotel is Pier 67, the third pier on the right.

From Seattle-Tacoma International Airport/Northbound I-5: When leaving the airport, follow the signs onto I-5 North. Follow I-5 North into the city and take the Seneca Street Exit. Follow Seneca down and take a right on 1st Avenue. Continue on 1st Avenue for 10 blocks and turn left on Wall Street. Go down the hill to the Waterfront, cross over the railroad tracks and Alaskan Way and arrive at the Edgewater Hotel.

All stockholders should be prepared to present photo identification for admission to the annual meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in

“street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares prior to the record date or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Eight of our directors are “independent” under the NASDAQ Stock Market listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of May 30, 2014. Directors Jennifer Scott Fonstad and Finny Kuruvilla will not stand for re-election at this annual stockholders’ meeting.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees
R. Bradley Gray	I	37	Director, President and Chief Executive Officer	2010	2014	2017
Tina S. Nova(2)	I	60	Director	2014	2014	2017
Continuing Directors
Gregory Norden(1)	II	56	Director	2012	2015	—
Charles P. Waite(2)(3)	II	59	Director	2004	2015	—
Bradford Crutchfield(1)	II	52	Director	2013	2015	—
Nicholas Galakatos(2)(3)	III	56	Director	2009	2016	—
William D. Young(1)(3)	III	69	Director	2010	2016	—

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Nominees for Director

R. Bradley Gray has served as a member of the board of directors and as President and Chief Executive Officer since June 2010. Prior to joining our company, Mr. Gray held various positions at Genzyme, a biotechnology company acquired by Sanofi in 2011. He served as Vice President of Product & Business Development for Genzyme Genetics, the diagnostic services division of Genzyme, from June 2008 to May 2010, leading the development of molecular diagnostics and partnering activities. From September 2006 to June 2008, he served as Vice President of Business & Strategic Development for Genzyme Genetics, leading growth efforts through partnerships and licensing. Mr. Gray joined Genzyme in October 2004 as Director of Corporate Development, supporting business development and leading Genzyme Ventures, the corporate venture capital fund of Genzyme. Prior to joining Genzyme, Mr. Gray was a management consultant in the healthcare practice of McKinsey & Company, a global management consulting firm, from September 2000 to October 2004, where he worked with senior healthcare executives in the United States and Europe on a broad range of issues including pharmaceutical and diagnostic product strategy, post-merger integration, organization design, and operational turnarounds. Mr. Gray received a B.A. in Economics and Management from Oxford University, where he studied as a British Marshall Scholar, and an S.B. in Chemical Engineering from the Massachusetts Institute of Technology. We believe that Mr. Gray possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as Chief Executive Officer and his knowledge of molecular diagnostic development and commercialization.

Tina S. Nova, Ph.D. has served as a member of the board of directors and as a member of the compensation committee since April 2014. Dr. Nova co-founded Genoptix, Inc., a medical laboratory diagnostics company, and served as its President from 2000 until her retirement in April 2014. Dr. Nova also served as the Chief Executive Officer of Genoptix and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in February 2011. Previously, Dr. Nova co-founded Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000. Prior to Nanogen, Dr. Nova served as Chief Operating Officer of Selective Genetics, a biotechnology company. Dr. Nova has also held various research and management positions with Ligand Pharmaceuticals Incorporated and Hybritech, Inc., a former subsidiary of Eli Lilly & Company. Dr. Nova serves on the board of directors of Adamis Pharmaceuticals Corporation and Arena Pharmaceuticals, Inc. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside. We believe that Dr. Nova is qualified to serve on the board of directors because of her extensive senior executive experience in the medical diagnostics industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

Gregory Norden has served as a member of the board of directors and as chairman of the audit committee since July 2012. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth/American Home Products, most recently as Wyeth’s Senior Vice President and Chief Financial Officer. Prior to this role, Mr. Norden was Executive Vice President and Chief Financial Officer of Wyeth Pharmaceuticals. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Company. Mr. Norden also serves on the boards of directors of WelchAllyn, a leading global provider of medical diagnostic equipment, and Zoetis Inc., a global leader in discovering, developing, manufacturing and commercializing animal health medicines and vaccines, and is a former director of Human Genome Sciences (acquired by GlaxoSmithKline in August 2012). Mr. Norden received a M.S. in Accounting from Long Island University — C.W. Post and a B.S. in Management/ Economics from the State University of New York — Plattsburgh. We believe that Mr. Norden’s qualifications to serve on the board of directors include his extensive financial and accounting expertise and experience at Wyeth and at Arthur Andersen & Company and his significant experience in the biopharmaceutical industry.

Bradford Crutchfield has served as a member of our board of directors since June 2013 and as a member of the audit committee since September 2013. Since January 2002, Mr. Crutchfield has led the Life Sciences Group at Bio-Rad Laboratories, Inc., a publicly-traded life sciences and clinical diagnostics company, serving as Executive Vice President and President of the Life Sciences Group since 2012, and as Vice President — Life Science Group Manager from 2002 to 2012. Since joining Bio-Rad in 1985, Mr. Crutchfield has held various other positions at the company including Managing Director, Bio-Rad Microscience Ltd.; Manager of the U.S. Sales and Service Division; and Manager of the BioMaterials Division. Mr. Crutchfield received a B.S. in Physiology & Biochemistry from the University of California — Davis. We believe Mr. Crutchfield is qualified to serve on the board of directors because of his extensive senior management experience in our industry.

Charles P. Waite has served as a member of the board of directors since July 2004 and as a member of the compensation committee and nominating and corporate governance committee since June 2009; he currently serves as chairman of the nominating and corporate governance committee. He has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994, a General Partner of OVP Venture Partners IV since 1997, a General Partner of OVP Venture Partners V since 2000, a General Partner of OVP Venture Partners VI since 2001, and a General Partner of OVP Venture Partners VII since 2007, all of which are venture capital funds. Prior to joining OVP, Mr. Waite was a General Partner at Hambrecht & Quist Venture Partners from 1984 to 1988, where he focused on investments in information technology and life sciences. He is a former director of Complete Genomics, a publicly-traded DNA sequencing platform developer (acquired by BGI-Shenzen in March 2013), and currently serves on the board of directors of eight private companies. Mr. Waite received an A.B. in history from Kenyon College and an M.B.A. from Harvard University. We believe that Mr. Waite’s significant operational and leadership experience as a venture capital investor who sits on a number of boards qualify him to serve as a director. Mr. Waite’s investment focus on life sciences companies also provides substantial expertise in our industry.

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

William D. Young has served as the chairman of the board of directors since January 2010 and as a member of the audit committee since November 2011 and nominating and corporate governance committee since September 2013. Mr. Young is a Venture Partner at Clarus Ventures, a health care and life sciences venture capital firm, which he joined in March 2010. Prior to joining Clarus Ventures, Mr. Young served from 1999 until June 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, a

biotechnology company acquired by Laboratory Corporation of America in June 2009. From 1980 to 1999 Mr. Young was employed at Genentech, a biotechnology company acquired by Roche in March 2009, most recently as Chief Operating Officer from 1997 to 1999, where he was responsible for all Product Development, Manufacturing and Commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. Prior to joining Genentech, Mr. Young worked at Eli Lilly & Co. for 14 years and held various positions in production and process engineering, antibiotic process development and production management. Mr. Young is Chairman of the board of directors of Biogen Idec Inc. and a member of the boards of directors of BioMarin Pharmaceutical Inc. and Theravance, Inc. Mr. Young received his M.B.A. from Indiana University and his B.S. in chemical engineering from Purdue University, and an honorary doctorate of engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. We believe that Mr. Young’s demonstrated leadership in his field, his understanding of the industry and his senior management experience in several companies in our industry qualify him to serve as the chairman of the board of directors.

Nicholas Galakatos, Ph.D. has served as a member of the board of directors, as the chairman of the compensation committee and as a member of the nominating and corporate governance committee since June 2009. Dr. Galakatos is a Managing Director of Clarus Ventures, a health care and life sciences venture capital firm, which he co-founded in 2005. Dr. Galakatos has been a venture capital investor since 1992, initially at Venrock Associates from 1992 to 1997 and then at MPM Capital since 2000 where he was General Partner of the Bioventures II and Bioventures III funds. From 1997 to 2000, he was Vice President, New Business, and a member of the management team at Millennium Pharmaceuticals, a biopharmaceutical company acquired by Takeda Pharmaceutical in May 2008. He was a founder of Millennium Predictive Medicine and TransForm Pharmaceuticals, where he also was the Chairman and founding Chief Executive Officer. Dr. Galakatos is a Director of Portola Pharmaceuticals, Inc. and Ophthotech Corporation, and has been the Lead Director at Affymax Inc., and a Director of Critical Therapeutics Inc. and Aveo Pharmaceuticals, Inc. Dr. Galakatos received a B.A. degree in Chemistry from Reed College, a Ph.D. degree in Organic Chemistry from the Massachusetts Institute of Technology, and performed postdoctoral studies in molecular biology at Harvard Medical School. We believe that Dr. Galakatos is qualified to serve as a director of NanoString because of his operating experience in the biopharmaceutical industry and his extensive experience as a venture capital investor and a director of several public companies. Dr. Galakatos’s investment focus on life sciences companies also provides substantial expertise in our industry.

Non-Continuing Directors

Jennifer Scott Fonstad has served as a member of the board of directors since July 2004 and as a member of the compensation committee since June 2009. Ms. Fonstad is a Venture Partner at Draper Fisher Jurvetson, a venture capital firm, which she joined in 1997. Ms. Fonstad is a co-founder of Aspect Ventures, a venture capital firm. Ms. Fonstad began her career with Bain & Company, a business consulting firm. She is the chairman of the Somaly Mam Foundation. Ms. Fonstad graduated cum laude from Georgetown University with a B.S. in International Economics and received her M.B.A., with distinction, from the Harvard Business School.

Finny Kuruvilla, M.D., Ph.D., has served as a member of the board of directors since November 2011 and as a member of the Scientific Advisory Board since 2009. Dr. Kuruvilla is a Principal of Clarus Ventures, a health care and life sciences venture capital firm, which he joined in 2008. Prior to joining Clarus Ventures, Dr. Kuruvilla worked as a research fellow at the Broad Institute of Harvard and MIT from 2004 to 2008, where he led a collaborative effort with Affymetrix, a publicly-traded bioinformatics company, in medical and population genetics. From 2003 to 2007, he completed his residency and fellowship at the Brigham & Women’s Hospital and Children’s Hospital Boston. Dr. Kuruvilla received a B.S. in Chemistry from the California Institute of Technology, a M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, a M.D. from Harvard Medical School and a Ph.D. in Chemistry and Chemical Biology from Harvard University.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each current director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that none of Drs. Galakatos, Nova and Kuruvilla, Messrs. Young, Waite, Crutchfield and Norden, and Ms. Fonstad, representing eight of our nine current directors, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of The NASDAQ Global Market. The board of directors also determined that Messrs. Norden (chairman), Crutchfield and Young, who comprise our audit committee, Drs. Galakatos (chairman) and Nova, Mr. Waite and Ms. Fonstad, who comprise our compensation committee, and Messrs. Waite (chairman) and Young and Dr. Galakatos, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The NASDAQ Global Market.

Leadership Structure

Mr. Young serves as the Chairman of the Board, and Mr. Gray serves as President and Chief Executive Officer of the Company. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time. In June 2010, when Mr. Gray was first appointed President and Chief Executive Officer, the Board determined it was in the best interests of the Company to continue to maintain an independent Chairman to allow Mr. Gray to focus on his primary responsibility for the operational leadership and strategic direction of the Company.

Board Meetings and Committees

During the year ended December 31, 2013, the board of directors held 19 meetings (including regularly scheduled and special meetings), and other than Ms. Fonstad, no director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member. Mr. Crutchfield joined the board of directors in June 2013 and attended each of the five board meetings held between the date he joined the board of directors and December 31, 2013. Mr. Crutchfield joined the audit committee in September 2013 and attended each of the two audit committee meetings held between the date he joined the audit committee and December 31, 2013.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend.

Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

The current members of our audit committee are Messrs. Norden, Crutchfield and Young. Mr. Norden is chairman of the audit committee. The composition of our audit committee meets the requirements for independence under current NASDAQ Stock Market listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the NASDAQ Stock Market listing standards. Our board of directors has determined that Mr. Norden is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The NASDAQ Global Market.

Our audit committee oversees our corporate accounting and financial reporting process and assists the board of directors in monitoring our financial systems. Our audit committee will also:

•	approve the hiring, discharging and compensation of our independent auditors;

•	oversee the work of our independent auditors;

•	approve engagements of the independent auditors to render any audit or permissible non-audit services;

•	review the qualifications, independence and performance of the independent auditors;

•	review financial statements, critical accounting policies and estimates;

•	review the adequacy and effectiveness of our internal controls; and

•	review and discuss with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

The audit committee had seven meetings in 2013. The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. A copy of the Audit Committee Charter is available on our website at http://investors.nanostring.com/governance.cfm.

Compensation Committee

The current members of our compensation committee are Drs. Galakatos and Nova, Mr. Waite and Ms. Fonstad. Dr. Galakatos is the chairman of our compensation committee. The composition of our compensation committee meets the requirements for independence under current NASDAQ Stock Market listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee will also:

•	review and recommend policies relating to compensation and benefits of our officers and employees;

•	review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;

•	evaluate the performance of our officers in light of established goals and objectives;

•	recommend compensation of our officers based on its evaluations; and

•	administer the issuance of stock options and other awards under our stock plans.

During 2013, our compensation committee met seven times. The compensation committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. A copy of the Compensation Committee Charter is available on our website at http://investors.nanostring.com/governance.cfm. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Dr. Galakatos, Mr. Waite and Mr. Young. The chairman of the nominating and corporate governance committee is Mr. Waite. The composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ Stock Market listing standards and SEC rules and regulations.

Our nominating and corporate governance committee oversees and assists the board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee will also:

•	evaluate and make recommendations regarding the organization and governance of the board of directors and its committees;

•	assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•	recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors; and

•	review and make recommendations with regard to our corporate governance guidelines.

During 2013, our nominating and corporate governance committee met eight times. The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://investors.nanostring.com/governance.cfm.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, other commitments and the like. Other than the foregoing, there are no stated minimum criteria for director nominees.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.

The nominating and corporate governance committee engaged Russell Reynolds Associates, Inc. as part of the nominating process that lead to the appointments of Dr. Nova to our board of directors in April 2014. Russell Reynolds Associates, Inc. identified and assisted in evaluating a number of director candidates, whose names were then submitted to our nominating and corporate governance committee for final evaluation.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to NanoString Technologies, Inc., Attention: Corporate Secretary, 530 Fairview Avenue N, Suite 2000, Seattle, WA 98109. Notice must be received by us no earlier than March 23, 2015, and no later than April 22, 2015. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: NanoString Technologies, Inc., Attention: Corporate Secretary, 530 Fairview Avenue N, Suite 2000, Seattle, WA 98109. All such stockholder communications will be forwarded to the appropriate committee of the Board or non-management director.

Corporate Governance Principles and Code of Business Conduct and Code of Ethics

Our board of directors has adopted Corporate Governance Principles. These principles address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The board of directors also has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. The full text of our Corporate Governance Principles, Code of Business Conduct and Code of Ethics is posted on the Corporate Governance portion of our website at http://investors.nanostring.com/governance.cfm. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.

Risk Management

The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions from committee members about such risks. The board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.

Non-Employee Director Compensation

The following table provides information regarding compensation paid by us to our non-employee directors during 2013. Directors who are also our employees receive no additional compensation for their service as a director. During 2013, one director, Mr. Gray, our President and Chief Executive Officer, was an employee. Mr. Gray’s compensation is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board.

2013 Director Compensation Table

Name	Fees Earned or paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
William D. Young	72,569	19,247	91,816
Bradford Crutchfield(3)	19,299	16,545	35,844
Jennifer Scott Fonstad	17,981	10,499	28,480
Nicholas Galakatos	23,118	10,499	33,617
Finny Kuruvilla	17,981	10,499	28,480
Gregory Norden	37,706	10,499	48,205
Charles P. Waite	20,481	10,499	30,980

(1)	Represents the aggregate grant date fair value of stock option awards granted in 2013. These amounts have been computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, using the Black-Scholes option pricing model without regard to estimated forfeitures. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K.
(2)	As of December 31, 2013, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Mr. Young (85,167 options); Mr. Crutchfield (11,686 options); Ms. Fonstad (8,768 options); Dr. Galakatos (8,768 options); Dr. Kuruvilla (8,768 options); Mr. Norden (19,174 options) and Mr. Waite (8,768 options).
(3)	Mr. Crutchfield was elected to the board of directors in June 2013.

Director Compensation Program

Pre-Initial Public Offering Director Compensation Policy

In July 2012, the board of directors established a policy with respect to the compensation of directors. For the purposes of the director compensation policy, the board of directors classified each director into one of the three following categories: (1) an “employee director,” is a director who is employed by us; (2) a “significant stockholder director” is a director who (a) is not an employee director and (b) is an employee, officer, director, manager, managing member or general partner of a stockholder of our company that holds five percent or more of our outstanding capital stock (determined on an as-converted to common stock basis) or an employee, officer, director, manager, managing member or general partner of an entity that is an affiliate of such stockholder (excluding our company); and (3) an “unaffiliated director” is a director who (a) is not an employee director and (b) is not a significant stockholder director.

Our director compensation policy provided that: (1) we shall pay no compensation to our employee directors in connection with their roles as a directors (other than the compensation paid to such employee directors in their capacity as our employee); (2) we shall pay no compensation to our significant stockholder directors; (3) we shall pay a combination of cash compensation and equity compensation to our unaffiliated director; (4) all directors shall be reimbursed for expenses incurred in their capacities as directors in accordance with our standard expense reimbursement policies and procedures; and (5) all equity grants shall be made at fair market value.

Our director compensation policy further provided that each of our unaffiliated directors received (1) cash of $30,000 per year, payable in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter) and (2) upon commencement of service as a director, an option to purchase a number of shares of our common stock determined by the board of directors up to 333,000 shares, which vested pursuant to a vesting schedule determined by the board of directors.

In addition, an unaffiliated director serving as the chairperson of the board of directors shall also receive an additional $40,000 per year cash compensation, payable in the same manner as described above and options to purchase additional shares of our common stock as determined by the board of directors.

Post-Initial Public Offering Director Compensation Policy

The compensation committee retained Arnosti Consulting, Inc., a compensation advisory firm, to provide recommendations on director compensation following our initial public offering based on an analysis of market data compiled from certain public technology companies. Based on the recommendation of Arnosti Consulting, Inc., in June 2013, our board of directors approved a director compensation policy for our non-employee directors that became effective following our initial public offering. For purposes of the policy, or the Post-IPO Director Compensation Policy, the board of directors classified each director into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors receive compensation under the Post-IPO Director Compensation Policy. All directors are reimbursed for expenses in their capacities as directors in accordance with our standard expense reimbursement policy. Non-employee directors receive compensation in the form of equity and cash under the Post-IPO Director Compensation Policy, as described below. Certain of our non-employee directors are employees, officers, directors, managers, managing members or general partners of a stockholder of our company or an entity that is an affiliate of such stockholder (excluding our company), and as a result of the internal policies of such stockholder or its affiliates, these directors may be required to hold or remit any compensation received for their service on our board of directors for the benefit of such stockholder or its affiliates.

Equity Compensation

Upon joining our board of directors, each non-employee director receives an option to purchase 0.08% of our outstanding shares on the date of grant. The exercise price of the initial grant is the fair market value, as determined in accordance with our 2013 Equity Incentive Plan, on the date of the grant. The shares underlying the initial grant vest as to 50% of the total shares subject to such award on the one year anniversary of the date the director commenced services, and the remaining 50% of the total shares vest in 12 equal monthly installments thereafter, in each case, subject to continued service as a director through each vesting date. As an exception to the foregoing policy, the initial grant to Bradford Crutchfield did not occur on the date Mr. Crutchfield joined our board of directors, but instead occurred on June 25, 2013 and was calculated based on the number of shares outstanding on such date, including the shares to be issued in our initial public offering.

At the beginning of each fiscal year, each non-employee director is granted an option to purchase 0.04% of our outstanding shares on the date of grant. The exercise price of this annual grant is the fair market value, as determined in accordance with our 2013 Equity Incentive Plan, on the date of the grant. All of the shares underlying the annual grant vest on the one year anniversary of the date of grant, subject to continued service as a director through the vesting date.

In addition, on July 10, 2013 (the 10th trading day following our initial public offering on June 25, 2013) each non-employee director, with the exception of Bradford Crutchfield, received an option to purchase 0.06% of our outstanding shares on the date of grant. As an exception to the terms of our 2013 Equity Incentive Plan, the exercise price of this grant was the average closing price of our stock for the 10 trading day period following

June 25, 2013. The shares underlying the post-offering grant vest as to 50% of the total shares subject to such award on June 25, 2014, and the remaining 50% of the total shares vest in 12 equal monthly installments thereafter, in each case, subject to continued service as a director through each vesting date.

Also, the chairman of the board of directors received, in addition to the grant discussed in the immediately preceding paragraph, an additional option to purchase 0.05% of our outstanding shares. This additional grant was granted at the same time as and had the same terms and conditions as the post-offering grant.

The vesting of each grant described above accelerates in full upon a “change in control” as defined in the 2013 Equity Incentive Plan.

Cash Compensation

For each fiscal year, each non-employee director receives an annual cash retainer of $35,000 for serving on the board of directors. In addition to the annual retainer, the chairperson of the board of directors is entitled to an additional cash retainer of $40,000 per year. The chairpersons of each of the board’s three standing committees are entitled to an additional $10,000 cash retainer.

All cash payments are payable in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter).

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2014. During the year ended December 31, 2013, PricewaterhouseCoopers served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of NanoString Technologies, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2014. Our audit committee is submitting the selection of PricewaterhouseCoopers to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by PricewaterhouseCoopers for the years ended December 31, 2013 and 2012.

Fee Category	Year Ended December 31,
	2013	2012
Audit fees(1)	$747,055	$774,550
Audit-related fees	—	—
Tax fees	24,449	22,500
All other fees(2)	1,800	1,800

Total fees	$773,304	$798,850

(1)	Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and our initial public offering.
(2)	All other fees include any fees billed that are not audit, audit related, or tax fees. In 2013 and 2012, these fees related to accounting research software.

Auditor Independence

In 2013, there were no other professional services provided by PricewaterhouseCoopers that would have required the audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee for ratification at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in October 2012, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently Gregory Norden (chairman), Bradford Crutchfield and William D. Young. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that Mr. Norden is an “audit committee financial expert” as described in applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held seven meetings during 2013. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2013 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee of the Board of Directors of NanoString Technologies, Inc.:

Gregory Norden (Chairman)

Bradford Crutchfield

William D. Young

EXECUTIVE OFFICERS

The following table identifies certain information about each of our executive officers as of May 31, 2014. Officers are elected by the board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position(s)
Executive Officers
R. Bradley Gray	37	Director, President and Chief Executive Officer
Joseph M. Beechem, Ph.D.	56	Senior Vice President, Research and Development
Wayne Burns	58	Senior Vice President, Operations and Administration
J. Wayne Cowens, M.D.	66	Chief Medical Officer
David W. Ghesquiere	47	Senior Vice President, Corporate and Business Development
James A. Johnson	57	Chief Financial Officer
Barney Saunders, Ph.D.	51	Senior Vice President and General Manager, Life Sciences
Bruce J. Seeley	50	Senior Vice President and General Manager, Diagnostics

Executive Officers

R. Bradley Gray. See “Proposal No. 1 Election of Directors — Nominees for Director” for Mr. Gray’s biographical information.”

Joseph M. Beechem, Ph.D. has served as Senior Vice President of Research and Development since April 2012. Prior to joining our company, Dr. Beechem held various positions at Life Technologies, a publicly-traded biotechnology tools company, most recently as Vice President, Head of Advanced Sequencing and Head of Global Sequencing Chemistry, Biochemistry and Biophysics from January 2010 to April 2012. From December 2007 to December 2012, he served as Chief Technology Officer of Life Technologies. During his career at Life Technologies, he led the design and development of multiple genetic analysis technologies, the latest advanced SOLiD sequencing technology and the single molecule nano-DNA sequencing technology. Prior to joining Life Technologies, Dr. Beechem was Chief Scientific Officer at Invitrogen, a publicly-traded biotechnology company that acquired Applied Biosystems in November 2008 to form Life Technologies, from August 2003 to December 2007 and Director of Biosciences at Molecular Probes, a biotechnology company acquired by Invitrogen in 2003, from August 2000 to August 2003. Prior to his industry experience, Dr. Beechem led an NIH-funded research laboratory for 11 years as a tenured associate professor at Vanderbilt University. He has authored or co-authored more than 100 peer-reviewed papers in diverse fields such as biomathematics, physics, chemistry, physiology, spectroscopy, diagnostics and biology. Dr. Beechem is also named on nearly 30 U.S. patents or patent applications and has served on a number of editorial and scientific advisory boards. He received a B.S. in Chemistry and Biology from Northern Kentucky University and a Ph.D. in Biophysics from The Johns Hopkins University.

Wayne Burns has served as Senior Vice President, Operations and Administration since October 2012 and served as Chief Financial Officer from April 2007 to September 2012. During the period from March 2009 through June 2010, Mr. Burns served as Acting Chief Executive Officer as well as Chief Financial Officer. Prior to joining our company, Mr. Burns served as Chief Operating Officer and Chief Financial Officer at Action Engine, a developer of a mobile application platform, from 2001 to 2006. From 2000 to 2001, Mr. Burns was a founder and the Chief Executive Officer of SafariDog, a developer of a search engine optimization platform. Mr. Burns also served as Vice President Operations and Chief Financial Officer of NetPodium during 1999 prior to its acquisition by InterVU, where from 1999 to 2000 Mr. Burns served as Vice President of Business Development. During the period from 1990 to 1996, Mr. Burns served as Chief Financial Officer and Vice President of Finance for three venture-backed companies, all of which were acquired by public companies. Mr. Burns spent five years with PricewaterhouseCoopers in the United States and Italy. Mr. Burns received a B.A. in Business Administration with a concentration in Accounting from the University of Washington.

J. Wayne Cowens, M.D. has served as Chief Medical Officer since February 2011. Prior to joining our company, Dr. Cowens served in a series of senior medical positions at Genomic Health, a publicly-traded global health company, beginning in 2004. From April 2004 to March 2010, he served as Genomic Health’s Vice President, Clinical Oncology. In this position, he was responsible for the development of the Oncotype DX product pipeline for gene expression profiling tests, initiated the programs in colon, prostate, and renal cell cancer and designed both development and validation clinical studies. In addition, he developed Genomic Health’s program in health economics and focused on studies designed to support reimbursement of the Oncotype DX Breast Cancer Assay both in the United States and the European Union. From April 2010 to January 2011, he served as Genomic Health’s Senior Director of Health Economics, where he was responsible for preparing health technology assessments and dossiers for submission to government payors. Prior to joining Genomic Health, Dr. Cowens held senior product development positions at several pharmaceutical and biotechnology companies, including Chiron (now Novartis Vaccines & Diagnostics) and Ribozyme Pharmaceuticals, and also worked as an oncology consultant for pharmaceutical and biotechnology companies, including IDEC Pharmaceuticals, Scios, and Ligand Pharmaceuticals. Dr. Cowens is a licensed medical oncologist and author of 70 scientific abstracts and papers. He received a H.A.B. in Classical Languages and Mathematics from Xavier University, a M.S. in Mathematics from Northwestern University and an M.D. from Johns Hopkins University.

David W. Ghesquiere has served as Senior Vice President, Corporate & Business Development since November 2013. Prior to joining our company, Mr. Ghesquiere was the founder and managing director of Adrenaline Venture & Advisory LLC, an international advisory firm, from August 2012 to November 2013. Prior to founding Adrenaline Venture & Advisory, Mr. Ghesquiere served as Senior Vice President, Corporate & Business Development at Dendreon Corporation, a biotechnology company, from 2011 to 2012. From 2005 to 2010, Mr. Ghesquiere held a variety of executive positions at OSI Pharmaceuticals, acquired by Astellas Pharma in 2010, including Senior Vice-President of Corporate & Business Development and Managing Director of OSI Investment Holdings GmbH and OSI Investment Management GmbH, OSI’s wholly owned, Switzerland-based subsidiaries, where he played a key role in establishing OSI’s venture capital arm. Earlier in his career, Mr. Ghesquiere served as Director of Global Business Development for Aventis Pharmaceuticals, which merged with Sanofi in 2004, and worked in product marketing at Johnson & Johnson. Mr. Ghesquiere received an M.B.A. from The University of Western Ontario’s Ivey School of Business and a B.A. in economics from The University of Western Ontario.

James A. Johnson has served as Chief Financial Officer since October 2012. Prior to joining our company, Mr. Johnson was Chief Financial Officer of Relypsa, Inc., a clinical-stage biopharmaceutical company, from May 2011 to September 2012. From September 2009 to October 2010, Mr. Johnson served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of ZymoGenetics, Inc., a biopharmaceutical company acquired by Bristol-Myers Squibb in October 2010. Mr. Johnson served as ZymoGenetics’ Executive Vice President, Chief Financial Officer and Treasurer from July 2007 to September 2009 and as ZymoGenetics’ Senior Vice President, Chief Financial Officer and Treasurer from February 2001 to July 2007. Mr. Johnson served as Chief Financial Officer, Treasurer and Secretary of Targeted Genetics Corporation, a biotechnology company, from 1994 to February 2001, as its Senior Vice President, Finance and Administration, from January 1999 to February 2001, and as its Vice President, Finance, from 1994 to January 1999. From 1990 to 1994, Mr. Johnson served as Vice President, Finance, and, from 1988 to 1990, as Director of Finance, at Immunex Corporation, a biopharmaceutical company. Mr. Johnson received a B.A. in Business Administration from the University of Washington.

Barney Saunders, Ph.D. has served as Senior Vice President & General Manager, Life Sciences, since September 2012 and served as our Chief Commercial Officer since September 2010. Prior to joining our company, Dr. Saunders served as Chief Commercial Officer of Microchip Biotechnologies (now IntegenX), a manufacturer of automation systems enabling microsample preparation and analysis for the life sciences, from September 2005 to June 2010. Prior to joining Microchip Biotechnologies, Dr. Saunders served as General Manager at Agilent Technologies, a publicly-traded measurement company providing core bio-analytical and electronic measurement solutions, from 2000 to 2004, where he led the team that launched the first commercially-available, complete genome arrays for human, rat and mouse and also entered the array CGH (comparative genomic hybridization) market. Dr. Saunders began his career with Amersham International, a pharmaceutical company specializing in Diagnostics and Life Sciences which was acquired by General Electric in 2004, where he held a variety of commercial positions, of increasing responsibility, in the United States and Europe from 1988 to 2000. Dr. Saunders received a B.Sc. Hons in Biological Sciences and Ph.D. in Rice Resistance Gene Expression from Birmingham University, England.

Bruce J. Seeley has served as Senior Vice President & General Manager, Diagnostics, since May 2012. Prior to joining our company, Mr. Seeley was Executive Vice President, Commercial, at Seattle Genetics, a publicly-traded biotechnology company, from October 2009 to March 2012. While at Seattle Genetics, Mr. Seeley built and led the commercial organization and successfully launched Seattle Genetics’ first product: ADCETRIS, a targeted therapy for lymphoma. Prior to Seattle Genetics, Mr. Seeley served in various commercial roles at Genentech, Inc., a biotechnology company acquired by Roche in March 2009, from August 2004 to October 2009. From 2006 to 2009, he served as Genentech’s Senior Director, Marketing, HER2 Brands, where he led the launch of HERCEPTIN in adjuvant breast cancer. From 2004 to 2006, he served as Genentech’s Senior Director of Pipeline Brand Management and BioOncology Business Unit Operations, leading strategy and cross franchise commercial activities. From 2000 to 2004, Mr. Seeley worked for Aventis Pharmaceuticals, a publicly-traded global pharmaceutical company, in increasing roles of responsibility, including Senior Director of New Product Commercialization and Licensing, Oncology Global Marketing. Prior to Aventis, he held various marketing and sales positions at Rhone-Poulenc Rorer, a publicly-traded global pharmaceutical company, and Bristol-Myers Squibb, a publicly-traded biopharmaceutical company. Mr. Seeley received a B.A. in Sociology from the University of California at Los Angeles.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, including the Chief Executive Officer, as well as each individual compensation component.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2012, the compensation committee retained Arnosti Consulting, Inc., a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Arnosti Consulting, Inc. now serves at the discretion of the compensation committee. The compensation committee engaged Arnosti Consulting, Inc. to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during 2011, 2012 and 2013.

Name and Principal Position	Year	Salary($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total($)
R. Bradley Gray	2013	384,214	—		252,986	228,000	—		865,200
President and Chief Executive Officer	2012	333,802	104,000	(3)	242,246	120,802	—		800,850
	2011	325,000	77,000	(3)		122,200	—		524,200

James A. Johnson(4)	2013	324,167	—		114,996	128,975	—		568,138
Chief Financial Officer	2012	75,000	30,000	(5)	219,036	21,878	—		345,914

Joseph M. Beechem, Ph.D.(6)	2013	293,664	—		91,996	117,425	9,439	(7)	512,524
Senior Vice President of Research and Development	2012	200,080	—		134,408	58,620	10,647	(7)	403,755

(1)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2013, 2012 and 2011, respectively. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our financial statements included elsewhere in this report.
(2)	The amounts reported in the Non-Equity Incentive Plan Compensation column for 2013 represent the amounts earned and payable under the 2013 bonus plan, all of which will be paid in 2014. The amounts reported for 2012 represent the amounts earned and payable under the 2012 bonus plan, all of which were paid in 2013. The amounts reported for 2011 represent the amounts earned and payable under the 2011 bonus plan, all of which were paid in 2012.

(3)	The amounts reported in the Bonus column for 2012 refer to a special bonus accelerated and paid in 2012. The amounts reported for 2011 refer to a special bonus paid in 2012 related to 2011 services.
(4)	Mr. Johnson was hired in October 2012.
(5)	This amount represents a signing bonus.
(6)	Dr. Beechem was hired in April 2012.
(7)	This amount represents reimbursements for certain travel and related expenses.

Non-Equity Incentive Plan Compensation & Bonus

2012 Bonus Payments

Mr. Gray received a payment during 2012 of $104,000 as a result of the acceleration of the unpaid portion of his special bonus by the compensation committee. For greater detail on this special bonus arrangement see the description in the section titled “— Executive Employment Agreements” below.

In addition for 2012, Mr. Johnson was provided a one-time signing bonus of $30,000.

2011 Bonus Payments

Mr. Gray received a special bonus during 2011 of $52,000 as a result of his continued employment with us on January 1, 2012. For greater detail on this special bonus arrangements see the description in the section titled “— Executive Employment Agreements” below.

In addition for 2011, the board of directors approved a discretionary one-time bonus for Mr. Gray of $25,000.

2013 Non-Equity Incentive Plan Payments

For 2013, the target incentive amounts and the aggregate annual payments earned by our named executive officers were the following:

Named Executive Officer	Target Award Opportunity	Actual Award
R. Bradley Gray	$240,000	$228,000
James A. Johnson	134,000	128,975
Joseph M. Beechem, Ph.D.	122,000	117,425

Our 2013 incentive compensation plan provides our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals and individual achievement. For 2013, our corporate-level goals included continued growth of our life sciences segment, the commercial launch of Prosigna outside the United States, preparations for the U.S. commercial launch of Prosigna, achieving certain product and technology development goals, meeting a cash position goal and other financial targets and additional stretch targets. The Actual Award Amounts are calculated by weighing corporate goal attainment and individual goal attainment for each named executive officer as follows: Mr. Gray, 100% corporate goal; Mr. Johnson, 75% corporate goal/25% individual goal and Dr. Beechem, 75% corporate goal/25% individual goal. For 2013, we achieved corporate attainment of our goals at 95%. The following was our determination of individual goal attainment in 2013: Mr. Gray, N/A; Mr. Johnson, 100%; and Dr. Beechem, 100%. For 2014, the compensation committee has approved corporate-level goals, including continued revenue growth, execution of U.S. commercial launch of Prosigna and continued international commercialization of Prosigna, continued development of next-generation nCounter Analysis System, enhanced diagnostic pipeline, effective management of organizational growth, achievement of cash position goals and other financial targets and additional stretch targets.

2012 Non-Equity Incentive Plan Payments

For 2012, the target incentive amounts and the aggregate annual payments earned by our named executive officers were the following:

Named Executive Officer	Target Award Opportunity	Actual Award
R. Bradley Gray	$134,225	$120,802
James A. Johnson	22,438	21,878
Joseph M. Beechem, Ph.D.	60,123	58,620

Our 2012 incentive compensation plan provided our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals and individual achievement. For 2012, our corporate-level goals included delivering certain life sciences revenue, managing towards profitability of our life sciences business, meeting certain goals for our diagnostics business, improving performance of certain technologies, meeting a cash position goal and additional stretch targets. For 2012, we achieved corporate attainment of our goals at 90%. The following was our determination of individual goal attainment in 2012: Mr. Gray, N/A; Mr. Johnson, 120%; and Dr. Beechem, 120%. The Actual Award Amounts are calculated by weighing corporate goal attainment and individual goal attainment for each named executive officer as follows: Mr. Gray, 100% corporate goal; Mr. Johnson, 75% corporate goal/25% individual goal and Dr. Beechem, 75% corporate goal/25% individual goal.

2011 Non-Equity Incentive Plan Payments

For 2011, the target incentive amounts and the aggregate annual payments earned by our named executive officers were the following:

Named Executive Officer	Target Award Opportunity	Actual Award
R. Bradley Gray	$130,000	$122,200

Our 2011 incentive compensation plan provided our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals and individual achievement. For 2011, our corporate-level goals included profitability of our life sciences tools business, development, efficiency goals and additional stretch targets for our accelerated growth. For 2011, we achieved corporate attainment of our goals at 94%. Mr. Gray’s individual and corporate goal attainment in 2011 was 94%. Mr. Johnson and Dr. Beechem did not join our company until October 2012 and April 2012, respectively, and were ineligible to receive a 2011 non-equity incentive plan payment. The Actual Award Amount is calculated for Mr. Gray based 100% on corporate goals.

Executive Employment Arrangements

R. Bradley Gray

We entered into an employment agreement in May 2010 with Mr. Gray, our President and Chief Executive Officer. The employment agreement has no specific term and constitutes at-will employment. For 2014, Mr. Gray’s annual base salary is $450,000, and he is eligible for an annual incentive payment equal to 60% of his base salary, subject to achievement of performance metrics.

Previously, Mr. Gray was eligible for a special annual retention bonus equal to $52,000 per year, subject to continued employment with us on January 1 of each year through 2014. In 2012, the compensation committee approved a payment of $104,000 for the acceleration of the unpaid portion of Mr. Gray’s annual retention bonus.

In connection with Mr. Gray’s commencement of employment, we granted him stock options, or sign-on stock options, covering an aggregate of (1) 241,905 shares subject to time-based vesting and (2) 15,125 shares subject to performance-based vesting. The stock options were granted pursuant to our 2004 Stock Option Plan with an exercise price equal to the per share fair market value of our common stock on the date of grant. All of Mr. Gray’s sign-on stock options (other than 89,285 shares subject to time-based vesting) were early-exercisable as to unvested shares, subject to our right to repurchase any unvested shares upon termination of employment for any reason at a repurchase price per share equal to the original purchase price per share. Mr. Gray’s time-based sign-on stock options are scheduled to vest, subject to his continued service, as to 25% of the total time-based shares on the first anniversary of the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following three years. Fifty percent of Mr. Gray’s performance-based sign-on stock options vested upon the FDA’s final approval of Prosigna and the remaining 50% are scheduled to vest upon the “tools” portion of our business achieving profitability, subject to Mr. Gray’s continuing service through such vesting date.

If Mr. Gray’s employment is terminated other than for “cause” (as defined in his employment agreement and summarized below), death or disability or he resigns for “good reason” (as defined in his employment agreement and summarized below), in each case, upon or within 12 months following such change in control, then 100% of the then-unvested portion of the sign-on stock options will vest.

Also, if we terminate his employment other than for cause, death or disability or he resigns for good reason, then subject to his execution of a release of claims and his continued adherence to certain restrictive covenants, he will receive continuing base salary payments for a period of 12-months.

As an incentive to induce Mr. Gray to join us, we provided him an allowance for relocation expenses of up to $100,000. To the extent that any of the relocation expenses were deemed taxable, we provided a gross-up benefit.

Additionally, in connection with his hiring, we extended to Mr. Gray a full recourse loan of $115,000 at an annual interest rate equal to 2.72%. The loan was repaid in 2012.

James A. Johnson

We entered into an employment agreement in September 2012 with Mr. Johnson, our Chief Financial Officer. The employment agreement has no specific term and constitutes at-will employment. For 2014, Mr. Johnson’s annual base salary is $352,000, and he is eligible for an annual incentive payment equal to 40% of his base salary, subject to achievement of performance metrics.

In connection with Mr. Johnson’s commencement of employment, we granted him stock options, or sign-on stock options, covering an aggregate of 82,968 shares. The stock options were granted pursuant to our 2004 Stock Option Plan with an exercise price equal to the per share fair market value of our common stock on the date of grant. All of Mr. Johnson’s sign-on stock options were early-exercisable as to unvested shares, subject to our right to repurchase any unvested shares upon termination of employment for any reason at a repurchase price per share equal to the original purchase price per share. Mr. Johnson’s sign-on stock options are scheduled to vest, subject to his continued service, as to 25% of the total shares on the first anniversary of the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following three years.

In addition and supplementing the vesting schedule described above, in the event that Mr. Johnson’s employment is terminated other than for “cause” (as defined in his employment agreement and summarized below), death or disability or Mr. Johnson resigns for “good reason” (as defined in his employment agreement and summarized below), in each case, upon or within 12 months following such change in control, then 100% of the then-unvested portion of the sign-on stock options will vest.

Also, if we terminate his employment other than for cause, death or disability or he resigns for good reason, then subject to his execution of a release of claims and his continued adherence to certain restrictive covenants, he will receive continuing base salary payments for a period of six months.

Joseph M. Beechem, Ph.D.

We entered into an employment agreement in March 2012 with Dr. Beechem, our Senior Vice President of Research and Development. The employment agreement has no specific term and constitutes at-will employment. For 2014, Dr. Beechem’s annual base salary is $335,000 and he is eligible for an annual incentive payment equal to 45% of his base salary, subject to achievement of performance metrics.

In connection with Dr. Beechem’s commencement of employment, we granted him stock options, or sign-on stock options, covering an aggregate of 82,968 shares. The stock options were granted pursuant to our 2004 Stock Option Plan with an exercise price equal to the per share fair market value of our common stock on the date of grant. All of Dr. Beechem’s sign-on stock options were early-exercisable as to unvested shares, subject to our right to repurchase any unvested shares upon termination of employment for any reason at a repurchase price per share equal to the original purchase price per share. Dr. Beechem’s sign-on stock option are scheduled to vest, subject to his continued service, as to 25% of the total shares on the first anniversary of the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following three years.

In addition and supplementing the vesting schedule described above, in the event that Dr. Beechem’s employment is terminated without “cause” (as defined in his stock option agreement and summarized below) or Dr. Beechem resigns for “good reason” (as defined in his stock option agreement and summarized below), in each case, following a change in control, then 100% of the then-unvested portion of the sign-on stock options will vest.

Also, if we terminate his employment other than for “cause” (as defined in his employment agreement and summarized below), death or disability or he resigns for “good reason” (as defined in his employment agreement and summarized below), then subject to his execution of a release of claims and his continued adherence to certain restrictive covenants, he will receive continuing base salary payments for a period of six months.

Definition of Terms

For purposes of the 2004 Stock Option Plan, “change in control” means generally a:

•	sale of all or substantially all of our assets;

•	our merger, consolidation or other business combination transaction with or into another corporation, entity or person, other than certain transactions in which a majority of the voting power of our stock continues to hold a majority of the voting power of our stock; or

•	the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of our capital stock.

For purposes of each of the named executive officers’ employment agreements, “cause” means generally:

•	a violation of one of our material written policies that continues uncured for 30 days;

•	an act of dishonesty in connection with an executive’s responsibilities as our employee;

•	such executive’s conviction of, or plea of nolo contendere to, a felony;

•	such executive’s gross misconduct;

•	such executive’s failure or refusal to follow the lawful and proper directives of the board of directors which are within his duties; or

•	such executive’s material breach of his proprietary information agreement or the non-disparagement provision of his employment agreement.

For purposes of the named executive officers’ employment agreements, “good reason” means generally any of the following without such executive’s written consent:

•	a material and permanent diminution in such executive’s duties, authority or responsibilities;

•	a reduction in base salary then in effect by more than 5% (or, for Mr. Gray, more than 10%);

•	our material breach of such executive’s employment agreement; or

•	a refusal by such executive to relocate to a facility or location more than 40 miles (or, for Mr. Gray, more than 50 miles) from our current location.

To qualify as a resignation for good reason, an executive must provide notice to us within 90 days of the initial existence of the condition or event described above and allow us to cure the condition or event within 30 days following our receipt of the notice.

For purposes of the named executive officers’ stock option agreements (other than Mr. Gray’s sign-on stock options), “cause” means generally:

•	an executive’s failure to substantially perform his duties or responsibilities (other than a failure resulting from his disability) after receiving notice of failure and 10 days to cure;

•	an executive’s commission of any act of fraud, embezzlement, dishonesty or misrepresentation;

•	an executive’s violation of any federal or state law or regulation applicable to our business;

•	an executive’s breach of any confidentiality or invention assignment agreement with us; or

•	an executive being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against us, or the misappropriation of our material property.

The cause determination is made by the board of directors in good faith.

For purposes of the named executive officers’ stock option agreements (other than Mr. Gray’s sign-on stock options), “good reason” means generally:

•	the material diminution of an executive’s duties; provided that diminution following a change in control solely by virtue of duties occurring at a subsidiary or division level rather than at the parent will not be deemed good reason;

•	a material reduction in base salary;

•	a material change in geographic location of where an executive must perform services; or

•	our material breach of the option agreement.

To qualify as a resignation for good reason, an executive must provide notice to us within 90 days of the initial existence of the condition or event described above and allow us to cure the condition or event within 30 days following our receipt of notice.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers at the end of 2013.

Name	Option Awards
	Vesting Commencement Date	Number of Securities Underlying Option(#)				Option Exercise Price($)	Option Expiration Date
		Exercisable		Unexercisable
R. Bradley Gray.	6/25/2010	130,299(1	)(2)	—		2.24	6/29/2020
	6/25/2010	22,320(2)		11,162	(2)	2.24	6/29/2020
	6/25/2010	8,370(1	)(2)	—		2.24	6/29/2020
	6/25/2010	15,125(1	)(3)	—		2.24	6/29/2020
	3/01/2012	35,047(1	)(5)	—		1.92	2/28/2022
	3/01/2012	100,541(1	)(5)	—		1.92	2/28/2022
	1/10/2013	68,749(1	)(6)	—		6.72	1/09/2023
James A. Johnson	10/01/2012	82,968(1	)(4)	—		5.12	10/15/2022
	1/10/2013	31,249(1	)(6)	—		6.72	1/09/2023
Joseph M. Beechem, Ph.D.	3/09/2012	52,083(1	)(4)	—		1.92	4/18/2022
	3/09/2012	30,885(1	)(4)	—		1.92	4/18/2022
	1/10/2013	24,999(1	)(6)	—		6.72	1/09/2023

(1)	The options listed are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying the option. Vesting of all options is subject to continued service on the applicable vesting date.
(2)	Options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following years. Notwithstanding the foregoing, if the named executive officer’s employment is terminated other than for cause, death or disability or such named executive officer resigns for good reason, in each case, during the period on, and 12 months after, a change in control, then 100% of the then-unvested shares vest.
(3)	The option vested as to 50% upon the FDA’s final approval of Prosigna in September 2013 and vests as to the remaining 50% upon the “tools” portion of our business becoming profitable. Notwithstanding the foregoing, if Mr. Gray’s employment is terminated other than for cause, death or disability or he resigns for good reason, in each case, during the period on, and 12 months after, a change in control, then 100% of the then-unvested shares vest. This option is early exercisable.
(4)	Options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following years. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason, in each case following a change in control, then 100% of the then-unvested shares vest.
(5)	Options vest over four years as follows: 15% of the shares vest on the vesting commencement date, with the remaining 85% vesting in equal monthly installments over the following four years. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason, in each case, following a change in control, then 100% of the then-unvested shares vest.
(6)	Options vest in equal monthly installments from the vesting commencement date over four years. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason, in each case, following a change in control, then 100% of the then-unvested shares vest.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. In 2013, we made no matching contributions into the 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Compensation Committee Interlocks and Insider Participation

During 2013, the members of our compensation committee were Dr. Galakatos, Mr. Waite and Ms. Fonstad. Currently, the members of our compensation committee are Drs. Galakatos and Nova, Mr. Waite and Ms. Fonstad. None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of us. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation Committee Report

The compensation committee has reviewed and discussed the section captioned “Executive Compensation,” included in this proxy statement, with management and, based on such review and discussion, the compensation committee has recommended to our board of directors that this “Executive Compensation” section be included in the proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Nicholas Galakatos (Chairman)

Charles P. Waite

Tina S. Nova

Jennifer Scott Fonstad

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at May 15, 2014 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 18,064,577 shares outstanding as of May 15, 2014.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after May 15, 2014. Certain of the options granted to our named executive officers may be exercised prior to the vesting of the underlying shares. We refer to such options as being “early exercisable.” Shares of common stock issued upon early exercise are subject to our right to repurchase such shares until such shares have vested. These shares are deemed to be outstanding and beneficially owned by the person holding those options or a warrant for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o NanoString Technologies, Inc., 530 Fairview Avenue, N., Suite 2000, Seattle, Washington 98109.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Entities affiliated with Clarus Funds(1)	4,121,848	22.6
Entities affiliated with DFJ Funds(2)	1,864,010	10.3
Entities affiliated with OVP Funds(3)	2,198,271	12.1

Directors and Named Executive Officers:
R. Bradley Gray(4)	490,278	2.7
Joseph M. Beechem, Ph.D.(5)	112,899	*
Wayne Burns(6)	128,885	*
J. Wayne Cowens, M.D.(7)	106,411	*
David W. Ghesquiere(8)	420	*
James A. Johnson(9)	120,003	*
Barney Saunders, Ph.D.(10)	94,784	*
Bruce J. Seeley(11)	89,532	*
William D. Young(12)	69,748	*
Bradford Crutchfield(13)	5,873	*
Jennifer Scott Fonstad(14)	1,871,394	10.3
Nicholas Galakatos, Ph.D.(15)	4,126,232	22.6
Finny Kuruvilla, M.D., Ph.D.(16)	4,126,232	22.6
Gregory Norden(17)	9,370	*
Tina S. Nova, Ph.D.	—	—
Charles P. Waite(18)	2,202,655	12.1
All directors and executive officers as a group (16 persons)(19)	9,428,484	48.4

(*)	Less than one percent.
(1)	Includes 3,959,440 shares held and 162,408 shares that may be acquired pursuant to the exercise of warrants held of record by Clarus Lifesciences II, L.P. (“Clarus”). Clarus Ventures II GP, L.P. (the “GPLP”), as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the GPLP does not have an actual pecuniary interest. Clarus Ventures II, LLC (the “GPLLC”), as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of the board of directors, and Messrs. Henner, Liptak, Simon, Steinmetz and Wheeler, as individual Managing Directors of the GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus Lifesciences is 101 Main Street, Suite 1210, Cambridge, Massachusetts 02142.
(2)	Includes (a) 1,703,722 shares held and 85,728 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Fisher Jurvetson Fund VII, L.P., (b) 32,154 shares held of record by Draper Associates, L.P., (c) 24,847 shares held and 1,249 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Fisher Jurvetson Partners VII, LLC, (d) 12,002 shares held and 1,923 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Associates Riskmasters Fund II, LLC and (e) 1,989 shares held and 396 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Associates Riskmasters Fund, LLC. Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson are Managing Directors of the general partner entities of Draper Fisher Jurvetson Fund VII, L.P. (“Fund VII”) that directly hold shares and as such, they may be deemed to have voting and investment power with respect to such shares. Draper Fisher Jurvetson Partners VII, LLC (“Partners VII”) invests lockstep alongside Fund VII. The Managing Members of Partners VII are Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson. Draper Associates, L.P. (“DALP”) invests lockstep alongside Fund VII. The General Partners of DALP is Draper Associates, Inc. which is controlled by its President and majority shareholder, Timothy C. Draper. Draper Associates Riskmasters Fund, LLC (“DARF”) and Draper Associates Riskmasters Fund II, LLC (“DARF II”) invest lockstep alongside Fund VII, instead and in place of DALP beginning June 2010. The Managing Member of DARF and DARF II is Timothy C. Draper. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The address of each of the entities affiliated with Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(3)	Includes (a) 1,412,550 shares held by OVP Venture Partners VI, L.P. (“OVP VI”), (b) 660,936 shares held and 103,404 shares that may be acquired pursuant to the exercise of warrants held of record by OVP Venture Partners VII, L.P. (“OVP VII”), (c) 19,408 shares held by OVP VI Entrepreneurs Fund, L.P. (“OVP VI Entrepreneurs Fund”) and (d) 1,973 shares held by OVP VII Entrepreneurs Fund, L.P. (“OVP VII Entrepreneurs Fund”). Charles P. Waite, a member of the board of directors, is a managing member of OVMC VI, LLC, the general partner of each of OVP VI and OVP VI Entrepreneurs Fund, and a managing member of OVMC VII, LLC, the general partner of each of OVP VII and OVP VII Entrepreneurs Fund. Mr. Waite, together with the other managing members of OVMC VI, LLC and OVMC VII, LLC are deemed to have shared voting and dispositive power over the shares held by OVP VI, OVP VII, OVP VI Entrepreneurs Fund and OVP VII Entrepreneurs Fund. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The address of each of the entities affiliated with OVP Venture Partners is 1616 Eastlake Ave. E, Suite 208, Seattle, Washington 98102.
(4)	Includes 89,290 shares held and options to purchase 400,988 shares of common stock that are exercisable within 60 days of May 15, 2014 of which 303,964 shares are vested as of July 14, 2014.
(5)	Includes 1,282 shares held and options to purchase 111,617 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 61,422 shares are vested as of July 14, 2014.
(6)	Includes 55,915 shares held and options to purchase 72,970 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 55,978 shares are vested as of July 14, 2014.
(7)	Includes 32,196 shares held indirectly through Dr. Cowens’s spouse and options to purchase 74,215 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 45,945 shares are vested as of July 14, 2014.

(8)	Consists of options to purchase 420 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014.
(9)	Includes 1,096 shares held and options to purchase 118,907 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 52,706 shares are vested as of July 14, 2014.
(10)	Includes 1,165 shares held and options to purchase 93,619 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 80,477 shares are vested as of July 14, 2014.
(11)	Consists of options to purchase 89,532 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 46,650 shares are vested as of July 14, 2014.
(12)	Consists of options to purchase 69,748 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014.
(13)	Consists of options to purchase 5,873 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014.
(14)	Includes (a) 1,703,722 shares held and 85,728 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Fisher Jurvetson Fund VII, L.P., (b) 32,154 shares held of record by Draper Associates, L.P., (c) 24,847 shares held and 1,249 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Fisher Jurvetson Partners VII, LLC, (d) 12,002 shares held and 1,923 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Associates Riskmasters Fund II, LLC; (e) 1,989 shares held and 396 shares that may be acquired pursuant to the exercise of warrants held of record by Draper Associates Riskmasters Fund, LLC; (f) 3,000 shares held by Ms. Fonstad personally and (g) options to purchase 4,384 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014. Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson are Managing Directors of the general partner entities of Draper Fisher Jurvetson Fund VII, L.P. (“Fund VII”) that directly hold shares and as such, they may be deemed to have voting and investment power with respect to such shares. Draper Fisher Jurvetson Partners VII, LLC (“Partners VII”) invests lockstep alongside Fund VII. The Managing Members of Partners VII are Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson. Draper Associates, L.P. (“DALP”) invests lockstep alongside Fund VII. The General Partners of DALP is Draper Associates, Inc. which is controlled by its President and majority shareholder, Timothy C. Draper. Draper Associates Riskmasters Fund, LLC (“DARF”) and Draper Associates Riskmasters Fund II, LLC (“DARF II”) invest lockstep alongside Fund VII, instead and in place of DALP beginning June 2010. The Managing Member of DARF and DARF II is Timothy C. Draper. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The address of each of the entities affiliated with Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(15)	Includes (a) 3,959,440 shares held and 162,408 shares that may be acquired pursuant to the exercise of warrants held of record by Clarus Lifesciences II, L.P. (“Clarus”) and (b) options to purchase 4,384 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014. Clarus Ventures II GP, L.P. (the “GPLP”), as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the GPLP does not have an actual pecuniary interest. Clarus Ventures II, LLC (the “GPLLC”), as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of the board of directors, and Messrs. Henner, Liptak, Simon, Steinmetz and Wheeler, as individual Managing Directors of the GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus Lifesciences is 101 Main Street, Suite 1210, Cambridge, Massachusetts 02142.
(16)

Includes (a) 3,959,440 shares held and 162,408 shares that may be acquired pursuant to the exercise of warrants held of record by Clarus Lifesciences II, L.P. (“Clarus”) and (b) options to purchase 4,384 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014. Clarus Ventures II GP, L.P. (the “GPLP”), as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the GPLP does not have an actual pecuniary interest. Clarus Ventures II, LLC (the “GPLLC”), as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of the board of directors, and Messrs. Henner, Liptak, Simon, Steinmetz and Wheeler, as individual Managing Directors of the GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus Lifesciences is 101 Main Street, Suite 1210, Cambridge, Massachusetts 02142.
(17)	Consists of options to purchase 9,370 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014.
(18)	Includes (a) 1,412,550 shares held by OVP Venture Partners VI, L.P. (“OVP VI”), (b) 660,936 shares held and 103,404 shares that may be acquired pursuant to the exercise of warrants held of record by OVP Venture Partners VII, L.P. (“OVP VII”), (c) 19,408 shares held by OVP VI Entrepreneurs Fund, L.P. (“OVP VI Entrepreneurs Fund”) (d) 1,973 shares held by OVP VII Entrepreneurs Fund, L.P. (“OVP VII Entrepreneurs Fund”) and (e) options to purchase 4,384 shares of common stock that are exercisable within 60 days of May 15, 2014, all of which are vested as of July 14, 2014. Charles P. Waite, a member of the board of directors, is a managing member of OVMC VI, LLC, the general partner of each of OVP VI and OVP VI Entrepreneurs Fund, and a managing member of OVMC VII, LLC, the general partner of each of OVP VII and OVP VII Entrepreneurs Fund. Mr. Waite, together with the other managing members of OVMC VI, LLC and OVMC VII, LLC are deemed to have shared voting and dispositive power over the shares held by OVP VI, OVP VII, OVP VI Entrepreneurs Fund and OVP VII Entrepreneurs Fund. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The address of each of the entities affiliated with OVP Venture Partners is 1616 Eastlake Ave. E, Suite 208, Seattle, Washington 98102.
(19)	Includes 8,012,965 shares held, 355,108 shares that may be acquired pursuant to the exercise of warrants held of record and options to purchase 1,064,795 shares of common stock that are exercisable within 60 days of May 15, 2014, of which 750,089 shares are vested as of July 14, 2014.

RELATED PERSON TRANSACTIONS

In addition to the arrangements described below, we have also entered into the arrangements which are described under the caption “Executive Compensation — Executive Employment Arrangements”.

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest, other than transactions available to all of our United States employees.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to: (1) transaction with another company at which a related party’s only relationship is as an employee (excluding as an executive officer or a director) or beneficial owner of less than 5% of that company’s shares; (2) transaction where the related party’s interest arises solely from the ownership of our equity securities and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends); (3) transactions available to all employees generally; (4) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $20,000; and (5) transactions in which the related party’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the Company.

No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to: (1) the benefits and perceived benefits, or lack thereof, to our company; (2) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the materiality and character of the related party’s direct and indirect interest; (4) the actual or apparent conflict of interest of the related party; (5) the availability of other sources for comparable products or services; (6) the opportunity costs of alternative transactions; (7) the terms of the transaction; (8) the commercial reasonableness of the terms of the proposed transaction; and (9) terms available to unrelated third parties or to employees under the same or similar circumstances. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of our company and stockholders, as the audit committee determines in good faith.

Except for the purchase of shares of our common stock in connection with our initial public offering by certain of our directors and 5% stockholders, the transactions described below were consummated prior to our adoption of the formal, written policy described above and therefore the foregoing policies and procedures were not followed with respect to the transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Sales of Securities

The following table sets forth a summary of the sale and issuance of our securities to related persons since January 1, 2013 in which the amount involved exceeded $120,000, other than compensation arrangements which are described under the sections of this report captioned “Management — Director Compensation” and “Executive Compensation.” For a description of beneficial ownership see the section of this report captioned “Principal Stockholders.”

Purchaser	Common Stock
Executive Officers:
R. Bradley Gray(1)	86,790
5% Stockholders:
Entities affiliated with Clarus Ventures(2)	750,000
Entities affiliated with OVP Venture Partners(3)	51,438

(1)	Consists of (a) 17,036 shares of common stock upon exercise of stock options in January 2013 at a price of $1.92 per share; (b) 69,754 shares of common stock upon exercise of stock options in January 2013 at a price of $2.24 per share and (c) 2,500 shares of common stock upon an ESPP distribution in March 2013 at a price of $6.6215 per share.
(2)	Consists of 750,000 shares of common stock purchased in July 2013 in our initial public offering at a price of $10.00 per share. Each of Mr. William D. Young, a Venture Partner at Clarus Ventures, Dr. Nicholas Galakatos, a Managing Director at Clarus Ventures, and Dr. Finny Kuruvilla, a Principal at Clarus Ventures, is a member of the board of directors.
(3)	Consists of 51,438 shares of common stock purchased in July 2013 in our initial public offering at a price of $10.00 per share. Mr. Charles P. Waite, a General Partner at OVP Venture Partners, is a member of the board of directors.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our common stock and warrants to purchase our common stock, including entities affiliated with Clarus Ventures, entities affiliated with OVP Venture Partners and entities affiliated with Draper Fisher Jurvetson. As of May 31, 2014, the holders of approximately 7.4 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Voting Agreement

All of the directors other than Messrs. Young, Crutchfield, Norden and Gray were initially elected to the board of directors pursuant to a voting agreement. Upon the completion of our initial public offering, the obligations of the parties to the voting agreement to vote their shares so as to elect certain nominees terminated and none of our stockholders has any special rights regarding the nomination, election or designation of members of the board of directors.

Indebtedness of Directors and Officers

None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.

Other Transactions

We have entered into separate indemnification agreements with each of our directors and certain of our officers.

We have granted stock options to our named executive officers, other executive officers and certain of our directors.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and NASDAQ. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2013, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that the Form 3 dated June 27, 2013 filed by Charles P. Waite, director and beneficial owner of more than ten percent of our common stock, was filed late.

2013 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2013 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.nanostring.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to James A. Johnson, Investor Relations, NanoString Technologies, Inc., 530 Fairview Avenue N, Suite 2000, Seattle, WA 98109.

*   *   *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Seattle, Washington
June 6, 2014

VOTE BY INTERNET - www.proxyvote.com
NANOSTRING TECHNOLOGIES, INC.
530 FAIRVIEW AVENUE NORTH
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
SUITE 2000
SEATTLE, WA 98109
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M76349-P54050
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
NANOSTRING TECHNOLOGIES, INC.
For
Withhold
For All
To withhold authority to vote for any individual
All
All
Except
nominee, mark “For All Except” and write the
The Board of Directors recommends you vote number of the nominee on the line below.
FOR the following:
1. Election of Directors
Nominees:
01) R. Bradley Gray
02) Tina S. Nova
The Board of Directors recommends you vote FOR the following proposal:
For
Against
Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
M76350-P54050
NANOSTRING TECHNOLOGIES, INC. Annual Meeting of Stockholders July 18, 2014 1:30 PM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Mr. R. Bradley Gray and Mr. James A. Johnson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NANOSTRING TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PDT on July 18, 2014, at the Edgewater Hotel, 2411 Alaskan Way, Seattle, WA 98121, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side